EXHIBIT 5.1


                                     OPINION

                                    PDI, Inc.
                          Saddle River Executive Centre
                                1 Route 17 South
                         Saddle River, New Jersey 07458


                                                    March 14, 2005


Saddle River Executive Centre
1 Route 17 South
Saddle River, New Jersey 07458

Ladies and Gentlemen:

         I am the general counsel for PDI, Inc., a Delaware corporation (the "Corporation"), and am delivering this opinion in connection with the preparation of the Registration Statement on Form S-8 of the Corporation (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission"), relating to the registration by the Corporation of an aggregate of 1,329,132 shares of the Corporation's common stock, par value $.01 per share, (the "Common Stock"), to be issued pursuant to the Corporation's 2004 Stock Award and Incentive Plan (the "Stock Plan").

         This opinion is being delivered in accordance with the  requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). Capitalized terms used herein but not otherwise defined herein have the meaning ascribed to them in the Registration Statement.

         In connection with this opinion, I have examined the originals or copies certified or otherwise authenticated to my satisfaction of such corporate records of the Corporation, of certificates of public officials and of officers of the Corporation, and of other agreements, instruments or documents as I have deemed necessary as a basis for the opinions contained herein. I have also reviewed the Registration Statement.

         In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. In making my examination of documents executed by parties other than the Corporation, I have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and that such documents constitute valid and binding obligations of such parties. As to any facts material to this opinion that I did not independently establish or verify, I have relied upon certificates, statements and representations of officers, trustees and other representatives of the Corporation and others.

         I am a member of the Bar of the State of New York and do not express any opinion as to the laws of any other state or jurisdiction. Insofar as opinions herein expressed relate to matters governed by Delaware law, I have relied solely upon a reading of applicable statutes and records of the Corporation and certificates of public officials.

         Based  upon  and  subject  to  the  foregoing   and  the   limitations,
qualifications, exceptions and assumptions set forth herein, I advise you that, in my opinion:

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         1. The Corporation has been duly  incorporated  and is validly existing and in good standing under the laws of the State of Delaware.

         2. The shares of Common Stock initially issuable pursuant to the Stock Plan have been duly authorized by the Corporation and, when issued and sold by the Corporation in accordance with the provisions of the Stock Plan, will have been validly issued and will be fully paid and non-assessable.

         I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and the reference to me under the heading "Legal Matters" in the Registration Statement. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. As of March 11, 2005, I owned 6,250 restricted shares of Common Stock and options to purchase 35,000 shares of Common Stock.

                                 Respectfully submitted,

                                 /s/ Beth R. Jacobson
                                 ----------------------------------------------
                                 Beth R. Jacobson, Esquire
                                 Executive Vice President, General Counsel and
                                   Corporate Secretary
                                 PDI, Inc.